                                                                      EXHIBIT 99

                        FORM 4 - JOINT FILER INFORMATION

NAME:                               BRITISH TELECOMMUNICATIONS PLC

ADDRESS:                            81 NEWGATE STREET
                                    LONDON, ENGLAND
                                    EC1A 7AJ

DESIGNATED FILER:                   BT GROUP PLC

ISSUER & TICKER SYMBOL:             INFONET SERVICES CORPORATION (IN)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:                     FEBRUARY 25, 2005

SIGNATURE:                          BRITISH TELECOMMUNICATIONS PLC

                                    BY: /s/ STEPHEN J. PRIOR
                                        ----------------------------------
                                    NAME: STEPHEN J. PRIOR
                                    TITLE: SECRETARY